UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 30, 2006
Lakes Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-24993	41-1913991

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

130 Cheshire Lane, Minnetonka, Minnesota		55305

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(952) 449-9092

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
EXHIBIT INDEX
Development Financing & Services Agreement
Security Agreement
Press Release

Item 1.01 Entry into a Material Definitive Agreement
     Effective as of March 30, 2006, Lakes Entertainment, Inc. through its wholly-owned subsidiary, Lakes Jamul Development, LLC (collectively, “Lakes”), the Jamul Indian Village, a federally recognized tribe located near San Diego, California (“Jamul Tribe”), and the Jamul Gaming Authority, a tribal governmental component and instrumentality of the Jamul Tribe, entered into a Development Financing and Services Agreement (“Development Agreement”) and a Security Agreement (the “Security Agreement”), each dated as of January 17, 2006.
     Under the Development Agreement, Lakes will assist the Jamul Tribe in developing a casino with related amenities/services on the Jamul Tribe’s existing six acre reservation which the Jamul Tribe will manage (“Casino Project”). This assistance includes providing to the Jamul Tribe development design services, construction oversight services and advances in sufficient sums to finance the design and construction of the Casino Project. The amount of such advances are to be agreed upon by Lakes and the Jamul Tribe but must be within the minimum and maximum amounts specified in the Development Agreement. All sums previously advanced by Lakes to the Jamul Tribe in connection with its proposed casino resort on land adjacent to the reservation are deemed to be advances under the Development Agreement. Lakes and the Jamul Tribe intend to pursue the Casino Project under the new Development Agreement instead of the development and management contracts previously entered into between Lakes and the Jamul Tribe.
     The Jamul Tribe will pay Lakes a flat fee of $15 million for the development design services and an additional flat fee of $15 million for the construction oversight services. Both fees are payable on a semi-annual basis over the first five years after the opening of the Casino Project. Sums advanced under the Development Agreement bear interest at the interest rate charged to Lakes plus 5% and are payable over the first ten years after the opening of the Casino Project. All amounts owed to Lakes by the Jamul Tribe and the Jamul Gaming Authority under the Development Agreement or otherwise are secured by the furnishings and equipment relating to the Casino Project and other designated assets pursuant to the terms and conditions of the Security Agreement.
     Copies of the Development Agreement, Security Agreement and related press release are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 99.1, respectively.

Item 9.01. Financial Statements and Exhibits.
(a)	Not Applicable

(b)	Not Applicable

(c)	Exhibits

10.1	Development Financing and Services Agreement dated as of January 17, 2006 but effective as of March 30, 2006 among Lakes Jamul Development LLC, Jamul Gaming Authority and Jamul Indian Village (with exhibits A and B).

10.2	Security Agreement (Lakes Jamul — Development) dated as of January 17, 2006 but effective as of March 30, 2006 among Lakes Jamul Development LLC, Jamul Gaming Authority and Jamul Indian Village.

99.1	Lakes Entertainment, Inc. Press Release dated March 31, 2006.
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAKES ENTERTAINMENT, INC. (Registrant)
Date: April 5, 2006	/s/ Timothy J. Cope
	Name:	Timothy J. Cope
	Title:	President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Development Financing and Services Agreement dated as of January 17, 2006 but effective as of March 30, 2006 among Lakes Jamul Development LLC, Jamul Gaming Authority and Jamul Indian Village.

10.2	Security Agreement (Lakes Jamul — Development) dated as of January 17, 2006 but effective as of March 30, 2006 among Lakes Jamul Development LLC, Jamul Gaming Authority and Jamul Indian Village.

99.1	Lakes Entertainment, Inc. Press Release dated March 31, 2006.